Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate
Members:
Barclays Capital Inc.; Citigroup
Global Markets Inc.; Goldman
Sachs & Co. LLC; HSBC
Securities (USA) Inc.; ING
Financial Markets LLC; J.P.
Morgan Securities LLC; Morgan
Stanley & Co. LLC; MUFG
Securities Americas Inc.; Scotia
Capital (USA) Inc.; SMBC Nikko
Securities America, Inc.; TD
Securities USA LLC; Wells Fargo
Securities, LLC
Name of Issuer:
Hess Midstream Partners LP
Title of Security:
HESS MIDSTREAM PARTNERS
LP
Date of First Offering:
04/05/17
Dollar Amount Purchased:
2,943,632
Number of Shares or Par Value of
Bonds Purchased:
127,984

Price Per Unit:
23.00
Resolution Approved:
Approved at the August 17, 2017
Board Meeting.*


Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate
Members:
AltaCorp Capital Inc.; BMO
Capital Markets Corp.; Canaccord
Genuity Securities LLC; CIBC
World Markets Corp.; Cowen and
Company, LLC; GMP Securities,
LLC; Goldman Sachs & Co. LLC;
Morgan Stanley & Co. LLC;
Peters & Co. Ltd.; Raymond James
Financial, Inc.; RBC Capital
Markets, LLC; Scotia Capital
(USA) Inc.
Name of Issuer:
Source Energy Services Ltd
Title of Security:
SOURCE ENERGY SERVICES
LTD
Date of First Offering:
04/07/17
Dollar Amount Purchased:
7,422,930
Number of Shares or Par Value of
Bonds Purchased:
946,671

Price Per Unit:
10.50
Resolution Approved:
Approved at the August 17, 2017
Board Meeting.*


Name of Fund:
Goldman Sachs MLP Energy
Infrastructure Fund
Name of Underwriter or Dealer
Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate
Members:
Barclays Capital Inc.; Citigroup
Global Markets Inc.; Credit Suisse
Securities (USA) LLC; D.A.
Davidson & Co.; Evercore Group,
L.L.C.; Goldman Sachs & Co.
LLC; J.P. Morgan Securities LLC;
Janney Montgomery Scott LLC;
Ladenburg Thalmann & Co. Inc.;
Morgan Stanley & Co. LLC;
MUFG Securities Americas Inc.;
Raymond James & Associates,
Inc.; Robert W. Baird & Co. Inc.;
Scotia Capital (USA) Inc.; Tudor,
Pickering, Holt & Co. Securities,
Inc.; Wells Fargo Securities, LLC
Name of Issuer:
Antero Midstream GP LP
Title of Security:
ANTERO MIDSTREAM GP LP
Date of First Offering:
05/04/17
Dollar Amount Purchased:
$43,603,708
Number of Shares or Par Value of
Bonds Purchased:
1,855,477

Price Per Unit:
23.50
Resolution Approved:
Approved at the August 17, 2017
Board Meeting.*

*	Resolution adopted at the Meeting of the Board of Trustees on
August 17, 2017.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended June 30, 2017 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the "Trusts") on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs & Co. LLC or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").